 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October , 2005

ConsultAmerica, Inc.

(Exact name of registrant as specified in its charter)

    Delaware                               333-120253                             04-3007151

(State or other jurisdiction        (Commission                        (IRS Employer

           of incorporation)                 File Number)                    Identification No.)

13070 Addison Road

Roswell, GA 30075

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 404-915-0570

 (Former Name or Former Address, If Changed Since Last Report)

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)

On August 29, 2005, the Board of Directors of ConsultAmerica, Inc, (“Registrant”), dismissed Sherb & Co.  LLP (“Sherb”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)

Sherb’s reports on the Registrant’s financial statements as of and for the years ended August 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however each year-end report contained a modification paragraph that expressed substantial doubt about the Company’s ability to continue as a going concern.

(c)

During the Registrant’s two most recent fiscal years and through August 29, 2005, there were no disagreements with Sherb on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Sherb, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s two most recent fiscal years nor through August 29, 2005.

(d)

The Registrant has engaged Most & Company, LLP (“Mostco”) to serve as its independent public accounting firm. During the two years ended August 31, 2004 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Mostco regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Mostco provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(e)

The Registrant has requested that Sherb furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Sherb’s response is filed in this amendment to Form 8-K as Exhibit 16.1

Item 9.01 Financial Statements and Exhibits

 (c) Exhibit Number: 16.1

Letter from Sherb & Co. LLP to the SEC regarding change in certifying accountants

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this first amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSULTAMERICA, INC. /s/ Edward A. Sundberg -------------------------------- Name: Edward A. Sundberg Title: Chief Executive Officer

Date: October 12, 2005

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